UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 29, 2016

__________

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

__________

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Effective as of July 29, 2016, WD-40 Company (the “Company”) entered into a Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) with 9715 Businesspark Avenue LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Company will purchase from the Seller certain real property, consisting of 2.23 acres of land and a building comprising of approximately 42,706 square feet of office space located at 9715 Businesspark Avenue, San Diego, California (the “Property”).

Subject to adjustments and prorations as provided for in the Agreement, the purchase price for the Property will be approximately $10.7 million. The Company is required to deposit $0.2 million into escrow within three business days of executing the Agreement. In addition, the Company will be required to deposit another $0.2 million into escrow at or before the end of the Feasibility Period (as defined in the Agreement) on August 22, 2016 unless the Company elects not to proceed with the purchase of the Property on or prior to such date. The Agreement contains customary representations and warranties, covenants, closing conditions and termination provisions. The Agreement contemplates a closing date of September 13, 2016. The Company intends to use the Property for its headquarters office, replacing its current Company-owned headquarters located at 1061 Cudahy Place, San Diego, California which houses both corporate employees and employees in the Company’s Americas segment. Following the relocation to the new building, the Company will continue to utilize the facility at 1061 Cudahy Place to manufacture concentrate for its WD-40® products and to house its data center. The Company will also vacate leased office space on Cudahy Place in San Diego, California as a result of the purchase of this new headquarters office. Leases for such office space will be terminated in conjunction with the relocation of the Company’s headquarters office which is expected to occur within an eight to twelve month period following the close of escrow for the new building. The Company expects to incur approximately $4.5 million in capital costs related to the buildout of the acquired building and for the purchase of new furniture, fixtures and equipment. The Company plans to enter into a long-term loan agreement in order to fund approximately $8.5 million of the $10.7 million purchase price for the new building and this loan will be finalized prior to the close of escrow. The Company expects to pay for all capital items associated with this new building in cash, which may result in additional draws on the Company’s existing line of credit, or it may decide to enter into another loan agreement in order to fund such items.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	Purchase and Sale Agreement and Escrow Instructions dated July 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: August 4, 2016	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer